J.P. Morgan Industrials Conference Bob Jordan, President & CEO March 12, 2024

Page 2 2023 | Year of progress We made significant progress in 2023 and ended the year a stronger Company Top 2023 achievements Completed Winter Operations Preparedness Plan1. New Customer Experience capabilities2. Full fleet utilization3. Restored route network 4. Improved operational performance / Reliability5. 2023 Focus areas

Page 3 Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on, and include statements about, the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, statements related to (i) the Company’s plans and expectations with respect to capacity, including factors and assumptions underlying the Company’s plans and expectations; (ii) the Company's financial outlook, goals, plans, expectations, and projected results of operations, including factors and assumptions underlying the Company's expectations and projections; (iii) the Company's expectations with respect to its fuel costs, premium expenses, hedging gains, and the Company's related management of risks associated with changing jet fuel prices, including factors underlying the Company's expectations; (iv) the Company’s fleet plans and expectations, including factors and assumptions underlying the Company’s plans and expectations; (v) the Company’s priorities, focus areas, and initiatives; (vi) the Company’s aircraft productivity goals; (vii) the Company’s plans for improving operating leverage; (viii) the Company’s network plans and expectations, including with respect to the benefits associated with restoring the route network; and (ix) the Company’s plans with respect to digital service modernization. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors, consumer perception, economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (ii) the Company's ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (iii) the emergence of additional costs or effects associated with the cancelled flights in December 2022, including litigation, government investigation and actions, and internal actions; (iv) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company's fuel hedging strategies and positions, on the Company's business plans and results of operations; (v) the Company's dependence on Boeing and Boeing suppliers with respect to the Company's aircraft deliveries, fleet and capacity plans, operations, maintenance, strategies, and goals; (vi) the Company's dependence on other third parties, in particular with respect to its technology plans, fuel supply, maintenance, Global Distribution Systems, and the impact on the Company's operations and results of operations of any third party delays or non-performance; (vii) the impact of governmental regulations and other governmental actions on the Company's business plans, results, and operations; (viii) the impact of labor matters on the Company's business decisions, plans, strategies, and results; (ix) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (x) the Company's dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees to effectively and efficiently maintain its operations; and (xi) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10- K for the fiscal year ended December 31, 2023.

First quarter 2024 guidance update

Strong operations drive capacity growth expectations higher; unit revenue outlook remains sequentially stronger despite lower than expected close-in leisure volume

Guidance metric	1Q 2024	Previous estimation
Available seat miles (ASMs, or capacity) (year-over-year)	Up ~11%	Up ~10%
Unit revenues (RASM[1]) (year-over-year)	Flat to up 2%	Up 2.5% to 4.5%
Economic fuel costs per gallon[2]	$2.95 to $3.00	$2.70 to $2.80
Fuel hedging premium expense per gallon	$0.08	No change
Fuel hedging cash settlement gains per gallon	$0.03	$0.02
Non-fuel unit costs (CASM-X[3]) (year-over-year)	Up ~6%	Up 5% to 6%

In addition, Boeing has advised that deliveries are now expected to be roughly 46 737-8 aircraft in 2024; we are updating our plans with a focus on driving margin expansion and ROIC[4]

Page 4

1. Operating revenue per available seat mile.
2. Includes fuel taxes. Based on market values as of March 6, 2024.
3. Operating expenses per available seat mile, excluding fuel and oil expense, profitsharing, and special items.
4. Return on invested capital ("ROIC"), after-tax.

Southwest

Page 5 We remain committed to our financial goals While we are adjusting to current conditions, we remain focused on initiatives that support our commitment to drive margin expansion and ROIC performance Top five priorities Operational Reliability & recovery1. Bolster capabilities to mitigate operational risks Operating efficiency2. Enable additional flying and throughput with existing fleet and wring out staffing inefficiency Operating leverage 3. Do more with what we already have Network maturation / restructure4. Now that we have restored our network, focus on maturation and performance improvement Digital service modernization5. Deliver best and most efficient Hospitality with next generation tools, airport layouts, and more We will be relentless in achieving our long-term financial goals and will not let up until we do. More to come at our Investor Day later this year

Page 6 Questions?